Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Verve Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to Be Paid	Equity	Preferred Stock, par value $0.001 per share	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to Be Paid	Debt	Debt Securities	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to Be Paid	Other	Warrants	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to Be Paid	Other	Units(2)	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(1)	$414,100,195(3)	0.00015310	$63,399.00	—	—	—	—

Fees Previously Paid	Equity	Common Stock, par value $0.001 per share	457(o)	(3)	(3)	$85,899,805(3)		$7,962.00			—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$500,000,000 (1)		$71,361.00

	Total Fees Previously Paid							$7,962.00(4)	—

	Total Fee Offsets							—	—

	Net Fee Due							$63,399.00(4)

(1)

Pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price up to $500,000,000, including shares of common stock having an aggregate offering price of $150,000,000 that may be issued and sold under the sales agreement prospectus in the registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)

Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including shares of common stock or preferred stock, debt securities or warrants, in any combination, which may or may not be separable from one another.

(3)

The securities registered pursuant to this registration statement include $85,899,805 shares of common stock for which the registrant registered the issuance and sale under the sale agreement prospectus included in this registration statement on September 23, 2022 with a proposed maximum aggregate offering price of $200,000,000. The registrant sold an aggregate of $114,100,195 of such shares, leaving the balance of $85,899,805 unsold as of the filing of this Post-Effective Amendment No. 1. The registrant paid a registration fee of $7,962.00 (based on the filing fee rate in effect on September 23, 2022) in respect of such unsold securities.

(4)

The net fee due reflects the registrant’s previous payment of a registration fee of $7,962.00 in connection with the registration of shares of common stock having an aggregate offering price of $85,899,805 that were initially registered under this registration statement on September 23, 2022, which remain unsold as of the filing of this Post-Effective Amendment No. 1. As a result, a registration fee of $63,399.00 (based on the filing fee in effect on the date hereof) is being paid herewith.